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                                                                       EXHIBIT 5

                          [SIDLEY & AUSTIN LETTERHEAD]


                                 March 9, 1999



THQ Inc.
5016 N. Parkway Calabasas, Suite 100
Calabasas, CA 91302

                  Re:      Registration Statement on Form S-3


Gentlemen/Ladies:

                  We have acted as counsel for THQ Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-captioned registration statement, as amended (as so amended, the "Registration Statement"), relating to the registration of the offer and sale from time to time, by the selling securityholders named therein of 266,620 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") consisting of (i) 166,620 issued and outstanding shares of Common Stock (the "Outstanding Shares"), and (ii) 100,000 shares of Common Stock issuable upon the exercise of warrants granted by the Company to certain securityholders named therein (the "Warrant Shares").

                  In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based upon and subject to the foregoing, it is our opinion that:

                  1. The Outstanding Shares have been legally issued and are fully paid and nonassessable; and


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SIDLEY & AUSTIN                                                      LOS ANGELES

THQ Inc.
February 17, 1999
Page 2

                  2. The Warrant Shares, when issued in accordance with the terms of the underlying warrants, and when certificates representing such shares have been duly executed, countersigned and duly delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in the underlying warrants, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                             Very truly yours,

                                             /s/ SIDLEY & AUSTIN